NEWS RELEASE

CONTACT:
CONMED Corporation
Todd Garner
Chief Financial Officer
315-624-3317
ToddGarner@conmed.com

CONMED Corporation Announces Third Quarter 2018 Financial Results

Utica, New York, November 1, 2018 --- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Highlights

•	Sales of $202.3 million increased 6.4% year over year as reported and 8.1% in constant currency and as adjusted(1).
•	Domestic revenue increased 9.4% year over year as reported and 11.7% as adjusted(1).
•	International revenue increased 3.2% as reported and 4.5% in constant currency.
•	Gross margin (GAAP) increased 80 basis points and adjusted gross margin(2) increased 60 basis points year over year to 54.7%.
•	Diluted net earnings per share (GAAP) were $0.20, compared to diluted net earnings per share (GAAP) of $0.26 in the third quarter of 2017, a decrease of 23.1%.
•	Adjusted diluted net earnings per share(3) were $0.46 versus $0.42 in the third quarter of 2017, an increase of 9.5%.
•	The Company raises its full-year 2018 sales guidance.

“We are pleased with our strong global performance in the third quarter, which reflects continued execution against our strategic plans,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer. “We believe we are well-positioned to continue to deliver above-market revenue growth and attractive returns to our shareholders.”

Sales Analysis

For the quarter ended September 30, 2018, domestic sales, which represented 53.2% of total revenue, increased 9.4% on a reported basis, with growth in both General Surgery and Orthopedics. On January 1, 2018, the Company began adjusting its sales for administrative fees by recording these fees as a reduction of revenue under ASU No. 2014-09, Revenue from Contracts with Customers (“ASC 606”). For the third quarter of 2017, these administrative fees totaled $2.0 million. As a result, on an adjusted(1) basis, domestic sales increased 11.7% year over year.

International sales, which represented 46.8% of total revenue, increased 3.2% compared to the third quarter of 2017 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a negative impact of $1.2 million on third quarter sales. In constant currency, international sales increased 4.5% versus the prior-year period.

Earnings Analysis

For the quarter ended September 30, 2018, reported net income totaled $5.8 million, compared to reported net income of $7.2 million a year ago. Reported diluted net earnings per share were $0.20 in the quarter, compared to reported diluted earnings per share of $0.26 in the prior-year period. Reported net income for 2017 included restructuring costs, business acquisition costs, and legal costs. Reported net income for the third quarter of 2018 includes a $2.1 million impairment charge, net of tax, primarily related to an in-process research and development asset, net of release of accrued contingent consideration, and a $0.8 million charge, net of tax, related to a vacant leased facility, both of which are associated with prior acquisitions. The effect of each of these items on reported net income and reported diluted net earnings per share appears in the reconciliation of GAAP to non-GAAP measures below.

The Company excludes the costs of special items, including acquisitions, restructurings, legal matters, gains on the sale of assets, debt refinancings, impairment charges, amortization of intangible assets, net of tax, as well as adjustments to the December 2017 tax balances and provisional income tax effects of the 2017 Tax Cuts and Jobs Act, from its adjusted diluted net earnings per share. Excluding the impact of these items, adjusted net income(4) of $13.3 million increased 13.0% year over year, and adjusted diluted net earnings per share(3) of $0.46 increased 9.5% year over year. The increase in adjusted net income(4) resulted primarily from higher sales and a lower effective tax rate.

2018 Outlook

Based on current business trends, CONMED is raising the low end of its previously issued constant-currency sales guidance. The Company now expects full-year 2018 constant-currency and as adjusted(1) sales growth in the range of 6.5% to 7%, compared to the previous range of 6% to 7%. Based on recent exchange rates, the positive impact to 2018 sales from foreign exchange is anticipated to be between 0 and 50 basis points, which is consistent with the Company’s previously issued guidance.

The Company continues to forecast full-year 2018 adjusted diluted net earnings per share in the range of $2.15 to $2.20. This represents growth over 2017 of approximately 14% to 16%. The adjusted diluted net earnings per share estimates for 2018 exclude the cost of special items, including acquisition costs, restructuring costs, impairment charges, and adjustments to the December 2017 tax balances and provisional income tax effects of the 2017 Tax Cuts and Jobs Act, which are estimated in the range of $4 to $5 million, net of tax, and amortization of intangible assets, which is estimated in the range of $16 to $18 million, net of tax.

Supplemental Financial Disclosures

(1) Adjusted net sales growth is measured in constant currency and is adjusted for administrative fees that the Company began recording as a reduction of revenue under ASC 606, Revenue from Contracts with Customers, effective January 1, 2018.

(2) A reconciliation of reported gross margin to adjusted gross margin, a non-GAAP financial measure, appears below.

(3) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

(4) A reconciliation of reported net income to adjusted net income, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its third quarter 2018 results.

To participate in the conference call, dial 844-889-7792 (domestic) or 661-378-9936 (international) and refer to the passcode 3386328.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Thursday, November 1, 2018, until 6:30 p.m. ET on Thursday, November 15, 2018. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) and enter the passcode 3386328.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. CONMED has a direct selling presence in 19 countries, and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,100 people. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency and as adjusted for ASC 606; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted research and development expense; adjusted operating income; adjusted income tax expense; adjusted effective income tax rate; adjusted net income and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth as adjusted for ASC 606 and in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on an "adjusted" basis is a non-GAAP measure that presents net sales in "constant currency" and adjusts for the adoption impact of ASC 606. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. In addition, the Company adjusts for the adoption impact of ASC 606. For GAAP purposes, the Company applied the modified retrospective transition approach, which requires certain costs previously included in selling and administrative expense and principally related to administrative fees paid to group purchasing organizations, to be recorded as a reduction of revenue for periods subsequent to January 1, 2018. Amounts reported in prior years remain unchanged with these administrative fees included in selling and administrative expense. To improve comparability between reporting periods, the Company assumed ASC 606 had been applied as of January 1, 2017 thereby reducing net sales by the administrative fees for both periods when calculating adjusted sales growth, adjusted gross margin, adjusted selling and administrative expense, adjusted research and development expense and adjusted operating income. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, research and development expense, operating income, income tax expense, effective income tax rate, net income and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Condensed Statements of Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net sales	$202,307	$190,117	$617,191	$573,837
Cost of sales	91,680	87,570	280,736	266,753
Gross profit	110,627	102,547	336,455	307,084
% of sales	54.7%	53.9%	54.5%	53.5%
Selling and administrative expense	84,983	80,807	259,156	259,396
Research & development expense	14,122	8,270	31,817	23,929
Income from operations	11,522	13,470	45,482	23,759
% of sales	5.7%	7.1%	7.4%	4.1%
Interest expense	5,214	4,806	15,123	13,323
Income before income taxes	6,308	8,664	30,359	10,436
Provision for income taxes	483	1,467	5,158	1,645
Net income	$5,825	$7,197	$25,201	$8,791

Basic EPS	$0.21	$0.26	$0.90	$0.31
Diluted EPS	0.20	0.26	0.87	0.31

Basic shares	28,124	27,924	28,096	27,915
Diluted shares	29,088	28,183	28,872	28,124

Sales Summary

(in millions, unaudited)

	Three Months Ended September 30,
			% Change
							Domestic			International
	2018	2017	As Reported	ASC 606 Impact	Impact of Foreign Currency	Adjusted (1)	As Reported	ASC 606 Impact	Adjusted (1)	As Reported		Impact of Foreign Currency	Adjusted (1)
Orthopedic Surgery	$102.9	$98.6	4.4%	0.7%	0.7%	5.8%	4.0%	1.7%	5.7%	4.7%		1.1%	5.8%
General Surgery	99.4	91.5	8.6%	1.7%	0.4%	10.7%	12.8%	2.7%	15.5%	0.5%		1.3%	1.8%
	$202.3	$190.1	6.4%	1.2%	0.5%	8.1%	9.4%	2.3%	11.7%	3.2%		1.3%	4.5%

Single-use Products	$159.4	$153.2	4.0%	1.4%	0.6%	6.0%	9.0%	2.8%	11.8%	(1.3%	)	1.2%	(0.1%	)
Capital Products	42.9	36.9	16.3%	0.0%	0.7%	17.0%	11.0%	0.0%	11.0%	21.8%		1.4%	23.2%
	$202.3	$190.1	6.4%	1.2%	0.5%	8.1%	9.4%	2.3%	11.7%	3.2%		1.3%	4.5%

Domestic	$107.5	$98.3	9.4%	2.3%	0.0%	11.7%
International	94.8	91.8	3.2%	0.0%	1.3%	4.5%
	$202.3	$190.1	6.4%	1.2%	0.5%	8.1%

(1) Adjusted net sales growth is measured in constant currency and is adjusted for administrative fees that the Company started to record as a reduction of revenue under ASC 606, Revenue from Contracts with Customers ("ASC 606"), on January 1, 2018.

Sales Summary

(in millions, unaudited)

	Nine Months Ended September 30,
			% Change
								Domestic			International
	2018	2017	As Reported	ASC 606 Impact	Impact of Foreign Currency		Adjusted (1)	As Reported	ASC 606 Impact	Adjusted (1)	As Reported	Impact of Foreign Currency		Adjusted (1)
Orthopedic Surgery	$321.9	$307.9	4.5%	0.7%	(1.6%	)	3.6%	2.0%	1.7%	3.7%	6.2%	(2.7%	)	3.5%
General Surgery	295.3	265.9	11.0%	1.7%	(0.7%	)	12.0%	13.2%	2.5%	15.7%	6.9%	(2.0%	)	4.9%
	$617.2	$573.8	7.6%	1.1%	(1.2%	)	7.5%	8.6%	2.2%	10.8%	6.4%	(2.4%	)	4.0%

Single-use Products	$493.0	$462.4	6.6%	1.4%	(1.2%	)	6.8%	8.1%	2.6%	10.7%	4.9%	(2.5%	)	2.4%
Capital Products	124.2	111.4	11.5%	0.0%	(1.1%	)	10.4%	11.0%	0.0%	11.0%	12.0%	(2.1%	)	9.9%
	$617.2	$573.8	7.6%	1.1%	(1.2%	)	7.5%	8.6%	2.2%	10.8%	6.4%	(2.4%	)	4.0%

Domestic	$323.4	$297.7	8.6%	2.2%	0.0%		10.8%
International	293.8	276.1	6.4%	0.0%	(2.4%	)	4.0%
	$617.2	$573.8	7.6%	1.1%	(1.2%	)	7.5%

(1) Adjusted net sales growth is measured in constant currency and is adjusted for administrative fees that the Company started to record as a reduction of revenue under ASC 606, Revenue from Contracts with Customers ("ASC 606"), on January 1, 2018.

Reconciliation of Reported Net Income to Adjusted Net Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30, 2018
	Net Sales	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$202,307	$110,627	$84,983	$14,122	$11,522	$483	7.7%	$5,825	$0.20
% of sales		54.7%	42.0%	7.0%	5.7%
Impairment charges (1)	—	—	—	(4,212)	4,212	2,117		2,095	0.07
Business acquisition costs (2)	—	—	(1,073)	—	1,073	259		814	0.03
Tax reform (3)	—	—	—	—	—	37		(37)	(0.00)
	$202,307	$110,627	$83,910	$9,910	$16,807	$2,896		$8,697	$0.30
Gross profit %		54.7%
Amortization of intangible assets		$1,500	(4,460)	—	5,960	1,400		4,560	0.16
Adjusted net income			$79,450	$9,910	$22,767	$4,296	24.5%	$13,257	$0.46
% of sales			39.3%	4.9%	11.3%

	Three Months Ended September 30, 2017
	Net Sales	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$190,117	$102,547	$80,807	$8,270	$13,470	$1,467	16.9%	$7,197	$0.26
% of sales		53.9%	42.5%	4.3%	7.1%
Adoption of ASC 606 (4)	(2,020)	(2,020)	(2,020)	—	—	—		—	—
Restructuring costs (5)	—	1,306	—	—	1,306	467		839	0.03
Business acquisition costs (2)	—	—	(128)	—	128	48		80	0.00
Legal matters (6)	—	—	(327)	—	327	115		212	0.01
	$188,097	$101,833	$78,332	$8,270	$15,231	$2,097		$8,328	$0.30
Adjusted gross profit % (4)		54.1%
Amortization of intangible assets		$1,500	(3,761)	—	5,261	1,854		3,407	0.12
Adjusted net income (4)			$74,571	$8,270	$20,492	$3,951	25.2%	$11,735	$0.42
% of sales (4)			39.6%	4.4%	10.9%

(1) In 2018, the Company recorded impairment charges mainly related to an in-process research and development asset, net of release of accrued contingent consideration, associated with a prior acquisition.
(2) In 2018, the Company recorded a charge related to a vacant leased facility and in 2017 incurred integration related costs associated with the acquisition of SurgiQuest, Inc.
(3) In 2018, the Company recorded a tax benefit related to adjustments to December 2017 deferred tax balances as a result of the 2017 Tax Cuts and Jobs Act.
(4) This guidance requires certain costs previously recorded in selling and administrative expense and principally related to administrative fees paid to group purchasing organizations, to be recorded as a reduction of revenue beginning in 2018. For GAAP purposes, 2017 costs remain in selling and administrative expense. For comparative purposes, the Company assumed ASC 606 had been applied as of January 1, 2017 thereby reducing net sales by the administrative fees for both periods when calculating adjusted gross profit, adjusted selling and administrative expense, adjusted research and development expense and adjusted operating income as a percent of sales.
(5) In 2017, the Company restructured certain operating functions and incurred product discontinuation costs.
(6) In 2017, the Company incurred litigation fees as a result of the unfavorable verdict in the Lexion vs. SurgiQuest, Inc. case and other legal matters.

Reconciliation of Reported Net Income to Adjusted Net Income

(in thousands, except per share amounts, unaudited)

	Nine Months Ended September 30, 2018
	Net Sales	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$617,191	$336,455	$259,156	$31,817	$45,482	$5,158	17.0%	$25,201	$0.87
% of sales		54.5%	42.0%	5.2%	7.4%
Impairment charges (1)	—	—	—	(4,212)	4,212	2,117		2,095	0.07
Business acquisition costs (2)	—	—	(1,073)	—	1,073	259		814	0.03
Tax reform (3)	—	—	—	—	—	(549)		549	0.02
	$617,191	$336,455	$258,083	$27,605	$50,767	$6,985		$28,659	$0.99
Gross profit %		54.5%
Amortization of intangible assets		$4,500	(12,678)	—	17,178	4,158		13,020	0.45
Adjusted net income			$245,405	$27,605	$67,945	$11,143	21.1%	$41,679	$1.44
% of sales			39.8%	4.5%	11.0%

	Nine Months Ended September 30, 2017
	Net Sales	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$573,837	$307,084	$259,396	$23,929	$23,759	$1,645	15.8%	$8,791	$0.31
% of sales		53.5%	45.2%	4.2%	4.1%
Adoption of ASC 606 (4)	(5,826)	(5,826)	(5,826)	—	—	—		—	—
Restructuring costs (5)	—	2,778	(1,347)	—	4,125	1,377		2,748	0.10
Business acquisition costs (2)	—	—	(1,020)	—	1,020	370		650	0.02
Legal matters (6)	—	—	(17,041)	—	17,041	5,537		11,504	0.41
	$568,011	$304,036	$234,162	$23,929	$45,945	$8,929		$23,693	$0.84
Adjusted gross profit % (4)		53.5%
Amortization of intangible assets		$4,500	(11,096)	—	15,596	5,515		10,081	0.36
Adjusted net income (4)			$223,066	$23,929	$61,541	$14,444	30.0%	$33,774	$1.20
% of sales (4)			39.3%	4.2%	10.8%

(1) In 2018, the Company recorded impairment charges mainly related to an in-process research and development asset, net of release of accrued contingent consideration, associated with a prior acquisition.
(2) In 2018, the Company recorded a charge related to a vacant leased facility and in 2017 incurred integration related costs associated with the acquisition of SurgiQuest, Inc.
(3) In 2018, the Company recorded tax expense related to adjustments to December 2017 deferred tax balances as a result of the 2017 Tax Cuts and Jobs Act.
(4) This guidance requires certain costs previously recorded in selling and administrative expense and principally related to administrative fees paid to group purchasing organizations, to be recorded as a reduction of revenue beginning in 2018. For GAAP purposes, 2017 costs remain in selling and administrative expense. For comparative purposes, the Company assumed ASC 606 had been applied as of January 1, 2017 thereby reducing net sales by the administrative fees for both periods when calculating adjusted gross profit, adjusted selling and administrative expense, adjusted research and development expense and adjusted operating income as a percent of sales.
(5) In 2017, the Company restructured certain operating, sales, marketing and administrative functions and incurred severance, product discontinuation and other related costs.
(6) In 2017, the Company incurred litigation fees as a result of the unfavorable verdict in the Lexion vs. SurgiQuest, Inc. case and other legal matters.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net income	$5,825	$7,197	$25,201	$8,791
Provision for income taxes	483	1,467	5,158	1,645
Interest expense	5,214	4,806	15,123	13,323
Depreciation	4,875	5,234	13,881	14,993
Amortization	10,577	9,367	31,548	27,288
EBITDA	$26,974	$28,071	$90,911	$66,040

Stock based compensation	2,512	2,119	7,465	6,340
Impairment charges	4,212	—	4,212	—
Business acquisition costs	1,073	128	1,073	1,020
Restructuring costs	—	1,306	—	4,125
Legal matters	—	327	—	17,041
Adjusted EBITDA	$34,771	$31,951	$103,661	$94,566

EBITDA Margin
EBITDA	13.3%	14.8%	14.7%	11.5%
Adjusted EBITDA	17.2%	17.0%	16.8%	16.6%